                                                                    EXHIBIT 10.3

                 FIRST AMENDED AND RESTATED EMPLOYMENT AGREEMENT

         THIS FIRST AMENDED AND RESTATED EMPLOYMENT AGREEMENT ("Agreement") made to be effective the 1st day of July, 2002, by and between CAPITAL BANK & TRUST COMPANY, a Tennessee state-chartered bank, with principal offices located in Nashville, Tennessee (the "Bank") and H. EDWARD JACKSON, III, of Nashville, Tennessee (the "Executive"). As used herein, "Effective Date" means July 1, 2002.

                                   WITNESSETH:

         WHEREAS, the Executive is an effective and highly-valued member of the senior management of the Bank, currently serving as Executive Vice President of the Bank as well as of its parent company, Capital Bancorp, Inc. (the "Company"); and

         WHEREAS, the Bank recognizes the value of the Executive's services and desires to insure the Executive's continued employment with the Bank; and

         WHEREAS, the Executive wishes to continue in the employment of the Bank; and

         WHEREAS, the Bank and the Executive mutually desire that their employment relationship be set forth under the terms of a written employment agreement;

         NOW, THEREFORE, in consideration of the foregoing and of the promises and mutual agreements set forth below, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree that:

         1. EMPLOYMENT. The Bank agrees to continue to employ the Executive, and the Executive agrees to continue to serve the Bank, on the terms and conditions, set forth herein. The Executive shall have the right to resign at any time and the Bank shall have the right to terminate the Executive's employment and remove the Executive at any time, but such removal shall not affect the Executive's right to recover unpaid salary for the remainder of the term of this Agreement, nor shall any early resignation affect the Bank's right to enforce the noncompetition, nonsolicitation, and nondisclosure provisions of this Agreement. These terms are expressly set forth below.


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         2.       TERM OF EMPLOYMENT. The term of this Agreement ("Term") shall commence on the Effective Date and continue for ten (10) consecutive years after the Effective Date. If the Bank is not permitted to honor a contract of this extended period, then the Company shall honor it.

         3. POSITION AND DUTIES. The Executive shall be the Bank's Special Projects Director, and shall be available to the Bank for the purposes of special projects, particularly involving real estate matters of all types including, without limitation, construction, branching, building, and real estate lending. He will not be expected to be in the Bank on a daily basis, nor would he maintain an office at the Bank. The Executive shall report and be responsible to the Bank's President. The Executive shall devote an appropriate amount of his time to the affairs of the Bank.

         4. PLACE OF PERFORMANCE. In connection with the Executive's employment hereunder, the Executive shall be deemed to be based at the Bank's principal offices located in Nashville, Tennessee, subject to reasonable business travel, as mutually agreed to by the Executive and the Bank.

         5. COMPENSATION AND BENEFITS. In consideration of the Executive's performance of his duties hereunder, the Bank shall provide the Executive with the following compensation and benefits during the Term of his employment hereunder.

         (a) BASE SALARY. The Bank shall pay to the Executive a salary of Twenty-Eight Thousand Seven Hundred Fifty Dollars ($28,750.00) per year. The said salary shall be paid in arrears in equal installments as nearly as practicable upon the last day of each calendar month during the Term. This base salary shall be subject to reduction as provided in this Agreement.

         (b) EXPENSES. The Bank shall promptly reimburse the Executive for all reasonable out-of-pocket expenses incurred by the Executive in his performance of services hereunder, including all reasonable expenses of travel and living expense while away from home on business of the Bank, provided that such expenses are incurred and accounted for in accordance with the generally applicable, regular policies and procedures established by the Bank from time to time. Such expenses must be pre-approved by the Bank.

         (d) EMPLOYEE BENEFITS. The Executive shall participate in the Bank's group health insurance plan, if offered by the Bank to


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its employees or officers, with the Bank paying the Executive's (but not the family) premium. However, the Bank shall be free to make good faith, non-discriminatory changes in (including terminations of) its employee benefit plans and arrangements from time to time in the ordinary course of its business, including such group health insurance plan.

         (e) VACATIONS. The Executive shall be entitled to ten days paid vacation each year.

         (f) AUTOMOBILE. The Bank shall continue to pay the existing car lease through the end of the term of that lease (October 2002). The Bank shall permit the Executive to purchase the car at the end of the lease in October of 2002, if the Executive elects to purchase the car as permitted by the existing car lease. To and through the end of the lease, the Bank shall pay for insurance and all other routine expenses of operation (such as gas and oil), and for major repairs. Minor repairs under the level of $100 in the aggregate for all such expenses shall be paid by the Executive. The Executive shall be responsible for all such expenses after his purchase. If he elects not to purchase the car at the end of the lease, he shall return the car to the Bank on a date early enough that the Bank can return the car to the leasing company without incurring charges after the expiration of the lease.

         6. DIRECTORSHIP. The Executive shall continue to serve as a Director of the Bank at the Board's discretion. Executive acknowledges that he may be removed from the Board with or without cause. However, the Executive may, without violating this Agreement, decline to serve or resign from the Board of the Bank at any time. In such event, if the Executive declines to serve or resigns as a director of the Bank, the Bank shall have no further obligation to nominate him for election as a director at any future meeting of shareholders at which the election of directors is considered. The Executive shall be entitled to Board fees but not to committee fees.

         7. COMPENSATION AND BENEFITS IN THE EVENT OF TERMINATION; SALARY REDUCTION. In the event of the termination of the Executive's employment by the Bank for any reason other than cause, then the Executive shall be entitled to a lump sum severance payment equal to Two Hundred Eighty-Seven Thousand Five Hundred Dollars ($287,500.00) minus all amounts paid to the Executive as salary during the term of this Agreement. Such payment shall be subject to all withholding and comparable deductions. Thus, by way of example only, if the Executive's employment were to be


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terminated by the Bank without cause after five full years during the Term, then the Executive would be entitled to a lump sum severance payment equal to the result of $287,500 minus $143,750 (that is, all amounts paid to the Executive as salary during the Term of this Agreement for the assumed 5 years multiplied times $28,750 per year equals $143,750), which equals $143,750. Or, by way of further example, if the Executive had been working only three full years, the calculation would be $287,500 minus $86,250, which would equal $201,250. Such payment shall be subject to all withholding and comparable deductions.

         (a) TERMINATION BY BANK FOR CAUSE; SALARY REDUCTION. The Bank may terminate the Executive's employment under this Agreement for cause pursuant to notice in writing to Executive, specifying such cause with reasonable particularity. Executive shall have thirty (30) days from receipt thereof in which to cure the act or omission complained of, unless the act or omission of its very nature cannot be cured within such period, in which event if the Executive shall have begun diligently working to cure such act or omission during such period, then the Executive shall have a reasonable period of time to effect such cure so long as the Executive continues to work diligently and in good faith to accomplish such cure. If no cure has been or can reasonably be expected to be effected within the time allowed, the Executive's rights, and the Bank's obligations, under this Agreement shall thereupon terminate.


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         For purposes hereof, "cause" shall be limited to:

         (i) Deliberate falsification by Executive of any records or reports, or any material act of self-dealing between Bank and Executive which is not disclosed in full to, and approved by, the Bank;

         (ii) Fraud on the part of Executive against the Bank or any subsidiary or affiliate; and/or theft, embezzlement or misappropriation by Executive of any funds of Bank, or conviction of any felony;

         (iii) Deliberate breach of a Bank policy the result of which is to materially damage or threaten the Bank and/or the Board, including the execution of any document transferring, or creating any material liens or encumbrance on, any material property of the Bank, not in the ordinary course of business, without authorization of the Bank's Executive Committee or the Board of Directors of the Bank; and/or

         (iv)     Disability (as herein defined).

No breach of policy shall alone be the grounds for termination so long as it does not, alone, constitute "cause" other than as a breach of policy or does not subject the Bank or the Board of Directors (or one or more members thereof) to unreasonable risk or damage.

         As used herein, "Disability" means the substantial mental or physical disability of the Executive for a period of more than six full, consecutive calendar months or more than seven full calendar months in any twelve consecutive month period. In the event of Executive's termination for cause for the reasons set forth above, all compensation and benefits due to the Executive under this Agreement shall terminate thirty (30) days from the effective date of termination.

         It is agreed, however, that except for an occasion in which the Bank, in the exercise of its reasonable discretion, believes that Executive's removal upon the aforesaid thirty (30) days' notice is necessary for the protection of the Bank, the Bank shall give Executive written notice of the violation or reason that it desires to terminate him and at least sixty (60) calendar days (exclusive of Federal and State holidays) to reasonably cure any violation or


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to address any other ground stated by the Bank in its written notice. The Bank's written notice shall describe the facts and circumstances of the alleged breach or violation in reasonable detail. The Bank's determination in this regard, as to whether the Executive needs to be removed immediately, shall be given great deference if it is reasonable under circumstances perceived by the Bank at that time. However, the Bank's determination of whether or not there has been a breach by the Executive shall not be subject to such deference.

         Any notice from the Bank to Executive concerning a "cause" for removal shall be deemed a demand for cure of the asserted breach or violation. The Bank may terminate the Executive for the reasons specified in subsections (a)(i) and
(a)(ii) of this Section 7 immediately upon sending the Executive written notice describing the facts and circumstances of the breach or violation in reasonable detail, but without giving Executive the opportunity to cure such violation(s) or breach(es). If the Executive is acquitted, not convicted, or otherwise prevails in respect of the charges described in such subsections, he shall be entitled to the Termination Payment, and the noncompetition provisions of
Section 9 shall not apply.

In addition, the Bank shall reduce the employees' compensation to Twelve Thousand Dollars ($12,000.00) per year if the employee becomes directly or indirectly employed (as employee, consultant, or otherwise) in any capacity by another Person. As used in this Agreement, a "Person" is any natural person or any entity, business, agency, or organization of any type, whether for profit or not-for-profit. This reduction in salary shall be effective sixty (60) days after the date of such employment and it shall be the employees' duty to immediately notify the Bank of such employment. This reduction in compensation shall be permanent. In the event that this occurs, and the Executive becomes employed by or goes to work for another Person, then the salary specified in paragraph 5(a) shall be immediately and permanently amended, for the remaining term of this Agreement, to Twelve Thousand Dollars ($12,000.00) per year and the Termination Payment described in Paragraph 7 shall be adjusted to reflect that the Termination Payment shall be a lump sum equal to $12,000 multiplied times the number of remaining full years of the term of this Agreement. Death of the Employee shall not be grounds for payment of any Termination Payment.

         However, notwithstanding the foregoing provisions in the immediately preceding grammatical paragraph, Executive's current


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employment as an officer or enlisted man in military service shall not constitute cause for reduction of compensation by the Bank. However, this exemption for military service shall expire at the earlier of the date that the Executive leaves military service for any reason.

         The following table reflects the foregoing salary and reduction-in-salary provisions:


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
                   ACTION                               SALARY REDUCED        ANNUAL SALARY - BASIS FOR TERMINATION PAYMENT
--------------------------------------------------      --------------        ---------------------------------------------
Employed by Capital Bancorp, Inc.                             No                                  $28,750

Employed as Officer or Enlisted Man in US Military            No                                  $28,750

Unemployed                                                    No                                  $28,750

Employed  by any other  Person or entity
  for profit or not for profit                                Yes                                 $12,000

         If the Bank terminates the Executive's employment for any reason not specified in Section 7(a), or if the Executive terminates his employment for any reason specified in Section 7(b), the Executive shall be entitled to the Termination Payment (with interest at 10% if not paid within 45 days). Except as otherwise expressly provided in this Agreement, if the Bank properly terminates Executive pursuant to this Section for the reasons specified in subsection (a) of this Section 7, the noncompetition provisions of Section 9 shall apply; otherwise, those noncompetition provisions shall not apply. If the Executive terminates his employment for any reason specified in Section 7(b), the noncompetition provisions of Section 9 shall not apply.

         (b) TERMINATION BY THE EXECUTIVE FOR CAUSE. The Executive shall be authorized to terminate his employment under this Agreement "for cause" for the following reasons:

         (i) The Bank commits a material breach or violation of this Agreement, including any attempt to reassign the Executive to a different office or geographic area, which is not cured before the expiration of thirty (30) calendar days after written notice from Executive describing the facts and circumstances of the breach or violation in reasonable detail. Such notice shall be deemed a demand for cure of the breach or violation; and/or


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         (ii)     The Bank persists, for a period of thirty (30) calendar days after written notice from Executive describing in reasonable detail the matter as to which he is complaining, in any attempt to require Executive to perform (or omit to perform) any act or engage (or omit to engage) in any conduct that would constitute illegal conduct or omission. Such notice shall be deemed a demand for the Bank to cease any such attempt; and/or

         (iii) There occurs a Change in Control (as herein defined) of the Bank or the Company (if any). As used herein, a "Change in Control" of the Bank and/or the Company shall be deemed to have occurred if and when, with or without the approval of the Board of the Bank incumbent prior to the occurrence: (1) more than 35% of the outstanding securities entitled to vote in an election of Directors of the Bank shall be acquired by any person (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended); or (2) as the result of a tender offer, merger, consolidation, sale of assets or contested election or any combination of such transactions, the persons who were Directors of the Bank immediately before the transaction shall cease to constitute a majority of the Board.

                  The interpretation of this Change in Control definition shall be in accordance with the change in bank control regulations and other applicable rules, regulations and interpretations of the Federal Deposit Insurance Corporation (as to the Bank) and the Board of Governors of the Federal Reserve System (as to the Company) as in effect from time to time during the Term of this Agreement. In addition, a Change in Control shall be deemed to have occurred upon any merger, consolidation or reorganization to which the Company is a party, but is not a surviving entity; or upon the sale of all or substantially all of the assets of the Bank or the Company. The Executive's right to resign for cause as a result of a Change in Control shall be operative when there has been, in fact, a change in control from that in effect on the Effective Date of this Agreement.

                  Any reorganization of the Bank or the Company that does not result in a material change in the actual beneficial


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                  ownership of the Bank or the Company (such as the creation of a second-tier holding company) shall not be deemed a Change in Control.

                  The intent of this Change in Control provision is to provide protection for Executive against changes in control and ownership, Executive having contracted herein to be employed by the Bank and having stated his desire to be protected against changes in control.

                  Once a Change in Control has been finally consummated, then the Executive shall have six months from the date of such final consummation to terminate his employment under this Agreement and, which resignation shall be deemed to be for cause. By such resignation for cause, the Executive is entitled to demand the Termination Payment due to him. If the Executive does not resign within such six months, then the particular Change in Control shall be deemed to have been waived by the Executive. The Executive shall have a reasonable degree of latitude and discretion in determining the effective date of the consummation of a change in control.

                  Unless it reasonably appears that the resignation or retirement of directors of the Bank or the Company is related to a Change in Control transaction (such as, but not limited to a merger, tender offer, reverse stock split or disposition of assets), then the resignation or retirement of directors of the Bank or the Company, and the related replacement of directors, shall not alone be deemed to be a Change in Control for purposes of this part of this Agreement.

         Any written notice from the Executive to the Bank concerning a "cause" for resignation by the Executive shall be deemed a demand for cure of the asserted breach or violation. The notice shall describe the asserted breach or violation by the Bank in reasonable detail. The Executive shall afford the Bank a reasonable time, not to be less than thirty days, to cure any violation. If no cure has been or can be effected within the time allowed, (a) the Bank's rights, and the Executive's obligations, under this Agreement shall thereupon terminate and (b) the Executive shall be entitled to the Termination Payment described in this Section 7. Further, if Executive terminates his employment pursuant to this subsection (b), the noncompetition provisions of Section 9 shall terminate and shall not bind the Executive. By way of clarification, if the


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Executive resigns "for cause," he shall be entitled to the Termination Payment specified in Section 7, subject to any adjustment in amount described in Section 7(a).

         (c) TERMINATION BY EITHER PARTY FOR NON-CAUSE OR OTHER REASONS. Either party may terminate this Agreement upon ninety (90) days written notice to the other party for any reason. Termination pursuant to this section shall be referred to as a "Non-Cause Termination." Specifically, a "Non-Cause Termination" shall be any termination of the Executive's employment other than by the Bank for cause, as defined in subsection (a), or by the Employee for cause, as defined in subsection (b), of this Section 7.

         (i) Non-Cause Termination by Executive. In the event of termination pursuant to this subsection (c) by the Executive, all compensation and benefits due under this Agreement shall terminate on the effective date of termination. If the Executive terminates his employment pursuant to this subsection (c), the noncompetition provisions of Section 9 shall apply.

         (ii) Non-Cause Termination by Bank. In the event of termination of the Executive's employment by the Bank pursuant to this subsection (c), the Bank shall pay the Executive liquidated damages equal to the "Termination Payment" and all other benefits specified in subsection (d) of this Section 7; and the noncompetition provisions of Section 9 shall not apply.


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         (d)      COMPENSATION DURING INCAPACITY. In the event of the
Executive's failure to satisfactorily perform his duties hereunder on a full-time basis by reason of his incapacity due to physical or mental illness (as determined by the Executive's regular attending physician) for any period not otherwise constituting Disability as defined under subsection (a) of this
Section 7, the Executive's employment hereunder shall not be deemed terminated and he shall continue to receive the compensation and benefits provided under
Section 5 in accordance with the terms thereof.

         (e) ADDITIONAL TIME TO CURE BREACHES. To the extent that a breach is not cured by the breaching party within the specified time as provided herein, such time period shall be deemed extended automatically for a reasonable time (i) if the breach is reasonably subject to being cured within a reasonable time, (ii) the breaching party is diligently and vigorously in good faith pursuing a reasonable cure, and (iii) the non-breaching party is not being materially damaged or subjected to unreasonable risk as a result of this extension. This automatic extension shall terminate in the event that it becomes clear that the breach cannot be cured within a reasonable time or if the breaching party ceases to perform as set forth in (ii) above.

         (f) TERMINATION BY DEATH. This Agreement shall automatically terminate upon the death of Executive. In such event, all compensation and benefits due under this Agreement shall terminate on Executive's death, except for benefits (such as stock options) specified in separate written agreements or plans. No Termination Payment shall be due upon death.

         (g) EFFECT OF TERMINATION ON VESTED BENEFITS. Notwithstanding anything contained in this Agreement, Executive's termination of employment shall not affect the Bank's (or any Bank affiliate's) liability for the payment of vested benefits pursuant to individual contracts, plans or arrangements, or pursuant to state or federal law, requiring the payment of such benefits.

         (h) EFFECT OF BANK'S FAILURE TO MAKE PAYMENTS. In the event that the Bank fails to make any payment hereunder within ten (10) days of the due date thereof, then unless such payment is less than $1,000.00 in the aggregate with all other late payments then outstanding, the Executive is authorized to seek immediate payment of all amounts then due to him. Executive shall deliver a written demand for cure to the Chairperson of the Bank and the Bank shall have fifteen (15) days from the first business day after receipt to


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cure such default or to demand arbitration if the Bank does not believe that it is in default. The Executive shall submit his claim for relief to the arbitration.

         8. NONDISCLOSURE. During the term of his employment hereunder, or at any time thereafter, the Executive shall not disclose or use (except in the course of his employment hereunder) any confidential or proprietary information or data of the Bank or any of its subsidiaries or affiliates regardless of whether such information or data is embodied in writing or other physical form. Of course, the Executive's knowledge and skills obtained during employment shall remain his alone.

         9.       NONCOMPETITION.

         (a) PARTICIPATION IN A COMPETING BUSINESS. Except as otherwise expressly provided in this Agreement, during the Term and for one year after termination of the Executive's employment (such one year being the "Post-Term Period") (regardless of whether the Executive's employment ends at the end of the Term or at some other point after the end of the Term, the Executive will not become involved with a Competing Business (as defined below) or serve, directly or indirectly, a Competing Business in any manner, including, without limitation, as a shareholder, member, partner, director, officer, manager, investor, employee, consultant, or agent; provided, however, that the Executive may acquire and own an interest not to exceed 1% of the total equity interest in any non-publicly traded entity, or not to exceed 2% of any publicly traded entity, even if such publicly traded or non-publicly traded entity is a Competing Business. However, the investment limitations of this paragraph shall cease to be effective upon the date of a resignation by Executive or termination of employment by the Executive for cause in accordance with Section 7(b).

         The Executive's noncompetition obligations for the Post-Term Period will not apply if (1) the Executive's employment during the Term is terminated without a cause described in Section 7(a), (2) the Executive terminates his employment during the Term for a cause described in subsection 7(b), or (3) the Bank or its successor declines to employ the Executive after expiration of the Term.

         (b) NO SOLICITATION. During the Term and the Post-Term Period (regardless of whether the Executive's employment ends at the end of the Term or at some other point after the end of the Term the Executive will not directly or indirectly solicit or attempt to solicit (1) any employees located in Davidson County in the State


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of Tennessee, or in any other county or counties in Tennessee in which the Bank or an affiliate of the Bank maintains an office during the Executive's employment (the "Counties") of the Bank or any affiliate of the Bank, to leave their employment or (2) any customers located in any of the Counties of the Bank or any affiliate of the Bank to remove their business from the Bank or any affiliate of the Bank, or to participate in any manner in a Competing Business. Solicitation prohibited under this Section includes solicitation by any means, including, without limitation, meetings, letters or other mailings, electronic communications of any kind, and internet communications. The Executive's non-solicitation obligations shall in all events be the same as for any noncompetition period.

         (c) EMPLOYMENT OUTSIDE THE COUNTIES. Nothing in this Agreement prevents the Executive from accepting employment from a Competing Business, after termination of the Executive's employment, outside the Counties, as long as the Executive will not, either directly or indirectly, (a) act as an employee or other representative or agent of the Competing Business within the Counties or (b) have any responsibilities for the Competing Business' operations within the Counties.

         (d) COMPETING BUSINESS. "Competing Business" means any financial institution or trust company that competes with, or will compete in any of the Counties with, the Bank or any affiliate of the Bank. The term "Competing Business" includes, without limitation, any start-up or other financial institution or trust company in formation.

         (e) EXECUTIVE ACKNOWLEDGMENT. The Executive specifically acknowledges and agrees that the foregoing restrictions on competition with the Bank will not prevent the Executive from obtaining gainful employment following his termination of employment with the Bank, and is a reasonable restriction upon the Executive's ability to compete with the Bank, given the economic benefits offered the Executive under this Agreement.

         (f) EQUITABLE RELIEF. The Executive acknowledges that the breach or threatened breach of any of the provisions of this Section 9 of this Agreement will cause immediate irreparable harm to the Bank and cannot be adequately compensated by the payment of damages. Accordingly, the Executive covenants and agrees that the Bank, in addition to any other rights or remedies which it may have, will be entitled to such equitable and injunctive relief as may be available from any court of competent jurisdiction to


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restrain the Executive from breaching or threatening to breach any of the provisions of this Section without posting bond or other surety. Such right to obtain injunctive relief may be exercised at the option of the Bank in addition to, concurrently with, prior to, after, or in lieu of the exercise of any other rights or remedies which the Bank may have as a result of such breach or threatened breach.

         (g) SUMMARY OF TERMS. By way of clarification of the noncompetition and Termination Payment provisions of this Agreement, the parties agree that:

         (i) If the Executive resigns without cause, the Executive shall not be entitled to the Termination Payment but he shall be subject to the noncompetition provisions of this Section 9.

         (ii) If the Executive is properly terminated by the Bank for cause, the Executive shall not be entitled to the Termination Payment but he shall be subject to the noncompetition provisions of this Section 9.

         (iii) If the Executive resigns for cause attributable to the Bank, or if the Executive is terminated by the Bank in a Non-Cause Termination, the Executive shall be entitled to the Termination Payment but he shall not be subject to the noncompetition provisions of this Section 9.

         10. INDEMNIFICATION. The Bank shall indemnify and hold the Executive harmless to the maximum extent permitted by law against judgments, fines, amounts paid in settlement and reasonable expenses (including attorney's fees) incurred by him in connection with the defense of, or as a result of any action or proceeding (or appeal therefrom) in which he is made (or threatened to be made) a party by reason of the fact that he is or was an officer or director of the Bank, regardless of whether such action or proceeding is one brought by or in the right of the Bank, or to procure a judgment in its favor. The Bank further agrees that the Executive is or shall continue to be covered and insured up to the maximum limits provided by all insurance maintained by the Bank to indemnify its officers and directors (and the Bank in connection therewith), and that the Bank will use its reasonable best efforts to maintain such insurance in not less than its present limits throughout the term of the Executive's employment hereunder. The Bank hereby warrants and represents that the undertakings of this


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Section 10 are not in conflict with its charter or by-laws, or any other validly existing agreement of the Bank.

         11. WITHHOLDING. Any provision of this Agreement to the contrary notwithstanding, all payments made by the Bank hereunder to the Executive or his estate or beneficiaries shall be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions as the Bank may reasonably determine should be withheld pursuant to any applicable law or regulation. In lieu of withholding such amounts, the Bank may accept other provisions to the end that they have sufficient funds to pay all taxes required by law to be withheld in respect of any or all such payments.

         12. NOTICES. All notices, requests, demands and other communications provided for by this Agreement shall be in writing and shall be sufficiently given if and when mailed in the continental United States by registered or certified mail, or personally delivered to the party entitled thereto, at the address stated below or to such changed address as the addressee may have given by a similar notice:

         To the Bank:          Capital Bank and Trust Company
                               Attn: Chairman of the Board
                               1820 West End Avenue
                               Nashville, Tennessee 37203

         To the Executive:     H. Edward Jackson, III
                               6409 Worchester Drive
                               Nashville, Tennessee 37221

         13. SUCCESSORS; BINDING AGREEMENT. This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisee and legatees. If the Executive should die while any accrued compensation (such as salary for time that he has already worked or expenses that he has already incurred) due to him has not been paid, all such amounts, except to the extent otherwise provided under this Agreement, shall be paid in accordance with the terms of this Agreement to his devisee, legatee or other designee, or if there be no such designee, to the Executive's estate.


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         14.      MODIFICATION, WAIVER OR DISCHARGE. No provision of this
Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the executive and an authorized representative of the Bank. No waiver by either party hereto at anytime of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement; provided, however, that this Agreement shall not supersede or in any way limit the right, duties or obligations that the Executive or the Bank may have under any other written agreement between such parties, under any employee pension benefit plan or employee welfare benefit plan as defined under the Employee Retirement Income Security Act of 1974, as amended, and maintained by the Bank, or under any established personnel practice or policy applicable to the Executive.

         15. GOVERNING LAW. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Tennessee.

         16. VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not effect the validity or enforceability of any other provision of this Agreement, which latter shall remain in full force and effect.

         17. DISPUTE RESOLUTION. In the event of any dispute, claim, questions or disagreement arising from or relating to this Agreement or the breach thereof ("Dispute"), the parties hereto shall use their best efforts to resolve the Dispute in a manner satisfactory to both parties through consultation and negotiation with each other in good faith. If the Dispute cannot be resolved through direct negotiations within a period of sixty (60) days, the parties agree to attempt to settle the Dispute in an amicable manner by mediation before resorting to arbitration. Thereafter, any unresolved Dispute shall be resolved by arbitration. Any mediation or arbitration hereunder shall be conducted in Nashville, Tennessee, in accordance with the Commercial Mediation Rules or the Commercial Arbitration Rules, respectively, of the American Arbitration Association ("Association"), as in effect at the time of the mediation or arbitration. Unless the parties agree otherwise,


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

such mediation or arbitration shall also be conducted under the auspices of, and administered by, the Association. If arbitration is used, and if the amount in controversy (including both claims and counterclaims) exceeds $50,000, then either party may demand (within 90 days after the case is initially opened by the Association) that the case be assigned to a panel of three neutral arbitrators who may act in all cases by absolute majority of three). The arbitrator(s) may award actual but not punitive damages and may award attorneys fees, discretionary costs (as that term is understood under the Federal Rules of Civil Procedure), and other expenses as the arbitrator(s) shall deem just and appropriate. Limited deposition and document production discovery shall be permitted. The arbitrator(s) shall issue the award or decision not later than 300 days after the Association first receives a demand for arbitration. Judgment under any award may be entered by any Court of competent jurisdiction under the Tennessee Arbitration Act, as the same shall be amended from time to time.

         18.      MISCELLANEOUS.

         (a) NO RIGHT OF SET-OFF, RECOUPMENT, ETC. There shall be no right of set-off, recoupment or counterclaim, in respect of any claim, debt or obligation against any payments to the Executive, his beneficiaries or estates provided for in this Agreement.

         (b) NO ADEQUATE REMEDY AT LAW. The Bank and the Executive recognize that each party will have no adequate remedy at law for breach by the other of any of the agreements contained herein and, in the event of any such breach, the Bank and the Executive hereby agree and consent that the other shall be entitled to decree of specific performance, mandamus, or other appropriate remedy to enforce performance of such agreements.

         (c) NON-ASSIGNABILITY. No right, benefit, or interest hereunder shall be subject to anticipation, alienation, sale, assignment, encumbrance, charge, pledge, hypothecation, or set-off in respect of any claim, debt or obligation, or to execution, attachment, levy or similar process, or assignment by operation of law. Any attempt, voluntary or involuntary, to effect any action specified in the immediately preceding sentence shall, to the full extent permitted by law, be null, void and of no effect. Any of the foregoing to the contrary notwithstanding, this provision shall not preclude the Executive from designating one or more beneficiaries to receive any amount that may be payable after his death, and shall not preclude the legal representative of the Executive's estate from assigning any right hereunder to the person


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or persons entitled thereto under his will or, in the case of intestacy applicable to his estate.

         (d) CAPTIONS AND SECTION HEADINGS. Descriptive headings contained in this Agreement are for convenience only and shall not control or affect the meaning or construction of any provision hereof.

         (e) ACTION BY THE BOARD. As used in this Agreement, the concept of "action" by the Board of Directors means any lawful resolution or action of the Board of the Bank as to which at least an absolute majority of the Directors (other than the Executive) join.

         19. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same instrument.


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         20.      PRIOR CONTRACTS; RESIGNATION. All prior employment agreements between the parties are herby terminated and replaced by this Agreement. Any claims by Executive under such prior agreements are hereby waived. Executive hereby accepts the title of Special Projects Director and resigns from all other officer positions held with the Bank or the Company.

         21. GOOD FAITH AND FAIR DEALING. The parties shall deal with each other fairly and in good faith.

         IN WITNESS WHEREOF, the Executive and the Bank (by action of its duly authorized officers) have executed this Agreement on the date first above written.

                                       CAPITAL BANK AND TRUST COMPANY



                                       By: /s/ R. Rick Hart
                                          -------------------------------------
                                          R. Rick Hart, Chairman

                                       EXECUTIVE:



                                       /s/  H. Edward Jackson, III
                                       ----------------------------------------
                                       H. EDWARD JACKSON, III

                            JOINDER BY PARENT COMPANY

         Capital Bancorp, Inc., joins in this agreement to consent to the termination of the existing employment agreement and to agree to paragraph 2 hereof.

                              CAPITAL BANCORP, INC.


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                                       By: /s/ Michael D. Shmerling
                                          -------------------------------------
                                          Michael D. Shmerling, Director and
                                          Chair of The Human Resources Committee


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